Exhibit 99.2

CSW Industrials Announces Plans to Enhance Governance Structure

DALLAS, December 12, 2016 (GLOBE NEWSWIRE) — CSW Industrials, Inc. (the “Company”) (NASDAQ:CSWI), a diversified industrial growth company with well-established, scalable platforms and domain expertise across three segments: Industrial Products; Coatings, Sealants & Adhesives; and Specialty Chemicals, today announced plans to enhance its governance structure.

The Company’s Board of Directors will submit two governance enhancements for approval at the next annual stockholders meeting: a proposal to remove its currently classified board structure and transition to annual director elections, and a proposal to implement majority voting in uncontested director elections. Both governance enhancements require amendments to the Company’s charter, which stockholders must approve.

Both governance enhancements are stockholder-friendly when compared to similar companies’ governance practices. Among other companies in the Russell 2000 index, a majority maintain classified board structures, and less than one third have a majority voting standard in uncontested director elections, according to available industry data. Unclassified board structures and majority voting standards are more common among larger, more established companies.

Robert M. Swartz, lead independent director of the Company’s Board of Directors and Chairman of its Nominating and Corporate Governance Committee, commented, “The Board recognizes that corporate governance is a matter of great interest to our stockholders, and we are responding to stockholder feedback with investor-favorable governance practices that are exceptional for companies in our circumstances. Our decision to submit these two governance enhancements to our stockholders at our next annual meeting demonstrates the Board’s ongoing commitment to both stockholder engagement and to thoughtfully and appropriately enhancing corporate governance as the Company matures.”

Since its spinoff from Capital Southwest Corporation in October 2015, the Company has had a classified board structure, with the board members divided into three classes that each serve for three-year terms. At the Company’s next annual meeting, the Board will submit to stockholders a proposed amendment to the Company’s charter that would remove the classified board structure and transition to annual elections over a three-year period. The proposed amendment would provide that previously elected directors continue to serve their existing terms and transition to annual terms as existing terms expire.

The Company also currently has a plurality voting standard for director elections. At the next annual meeting, the Board will submit to stockholders a proposed amendment to the Company’s charter that would require directors be elected by a majority of votes cast in an uncontested election. The implementation of a majority voting standard would include a resignation policy that would require a director not receiving a majority stockholder vote to tender his or her resignation to the Board for further consideration.

About CSW Industrials

CSWI is a diversified industrial growth company with well-established, scalable platforms and domain expertise across three segments: Industrial Products; Coatings, Sealants & Adhesives; and Specialty Chemicals. CSWI’s broad portfolio of leading products provides performance optimizing solutions to its customers. CSWI’s products include mechanical products for heating, ventilation and air conditioning (“HVAC”) and refrigeration applications, coatings and sealants and high performance specialty lubricants. Markets that CSWI serves include HVAC, general industrial markets, rail car and locomotive, plumbing, commercial construction, oil and gas, mining, electrical, steel and transportation.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “will,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

Investor Contact:

Michael Callahan

ICR, Inc.

Michael.Callahan@icrinc.com | 203-682-8311

Media Contacts:

Phil Denning or Jason Chudoba

ICR, Inc.

Phil.Denning@icrinc.com | 646-277-1258, Jason.Chudoba@icrinc.com | 646-277-1249